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                                                                      EXHIBIT 99

Thursday October 22, 8:40 pm Eastern Time

COMPANY PRESS RELEASE

BA MERCHANT SERVICES, INC. REPORTS THAT
BANK OF AMERICA NT&SA HAS DISCLOSED ITS
INTENTION TO OFFER TO ACQUIRE ALL OF THE
CLASS A SHARES OF BAMS


SAN FRANCISCO--(BUSINESS WIRE)--Oct. 22, 1998--BA Merchant Services, Inc. (NYSE:BPI-news; BAMS) reports that Bank of America NT&SA has disclosed its intention to offer to acquire all of the Class A shares of BAMS which are publicly held. Bank of America indicated its willingness to acquire such shares at a cash price of $15.50. BAMS Class A shares are traded on the New York Stock Exchange (NYSE) under the symbol BPI. Bank of America owns 100% of the Class B shares in BAMS which represents 66.6% of the economic interest and 95.2% of the voting rights in BAMS.

BAMS Board of Directors has formed a special committee, consisting entirely of directors independent of Bank of America, to review the proposal.

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Contact:

    Bank of America
    Dennis Wyss, 415/622-3010 (Media Contact)
    Vince Barella, 415/241-7732 (Investor Contact)